CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM


To the Board of Directors of
Cruisecam International, Inc.

As independent certified public accountants, we hereby consent to the incorporation by reference in the Annual Report on Form 10-KSB under the Securities Exchange Act of 1934 of Cruisecam International, Inc. for the year ended September 30, 2004 of our report dated December 23, 2005.

                                /s/ David S. Hall, P.C.
                                -------------------------------
                                    David S. Hall, P.C.


Dallas, Texas
March 30, 2006